UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2010

DUSSAULT APPAREL INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52452
(Commission File Number)

98-0513727
(IRS Employer Identification No.)

2250 East Hastings Street, Vancouver, BC V5L 1V4
(Address of principal executive offices and Zip Code)

604.569.2619
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

Item 2.01	Completion of Acquisition of Assets

On April 9, 2010 our company entered into an Asset Acquisition Agreement with Open Sundaes Ventures Ltd. (“Open Sundaes”) for the acquisition of certain assets relating to the business of the production and development of beauty and bath products including inventory, intellectual property and business knowhow. In consideration for the acquisition of these assets, our company paid $60,000 and agreed to issue an aggregate of 4,000,002 shares of its common stock to the shareholders of Open Sundaes. The issuance of the common stock was done without a prospectus in reliance on exemptions under Regulation S of the Securities Act of 1933, as amended. The Asset Acquisition Agreement was approved by the shareholders of Open Sundaes at a special meeting held on April 22, 2010.

Item 3.02	Unregistered Sales of Equity Securities

Of the 4,000,002 shares of our common stock to be issued under the Asset Acquisition Agreement, we issued an aggregate of 1,026,841 shares of our common stock on December 14, 2010 to eleven (11) non-U.S. persons (as that term as defined in Regulation S of the Securities Act of 1933), relying upon Regulation S of the Securities Act of 1933. The remaining shares under the agreement have not yet been issued and their issuance will be disclosed under a separate Form 8-K, as the remaining Open Sundaes shareholders provide certain required information.

Item 9.01	Financial Statements and Exhibits.

10.1	Asset Acquisition Agreement with Open Sundaes Ventures Ltd., dated April 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By:	/s/ Jason Dussault
Jason Dussault
President

Dated: February 7, 2011